SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2006

SRKP 7, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51476	20-2903526
(Commission File Number)	(I.R.S. Employer Identification No.)

248 Route 25A, No. 2, East Setauket, New York	11733
(Address of Principal Executive Offices)	(Zip Code)

631-942-7959

(Registrant’s Telephone Number, Including Area Code)

1900 Avenue of the Stars, Los Angeles, CA 90067

(Former Name or Former Address, if Changed Since Last Report)
.

Item 3.02 Unregistered Sales of Equity Securities

On July 27, 2006, the Company sold an aggregate of 1,581,351 shares of its Common Stock to 31 accredited investors in a private placement (the “Private “Placement”) at a per share price of $.333 resulting in aggregate gross proceeds to the Company of $526,590. The Company paid to WestPark Capital, Inc. as placement agent, a commission of 10% and a nonaccountable fee of 4% on the gross proceeds of the Private Placement and issued five year warrants to purchase common stock equal to (a) 10% of the number of shares sold in the Private Placement exercisable at $0.333 per share and (b) an additional 2% of the number of shares sold in the Private Placement also exercisable at $0.333 per share.

The securities were issued by the Company in the Exchange and the Private Placement in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRKP 7, INC.

Date: July 28, 2006	By:	/s/ John S. Kovach
John S. Kovach, Chairman of the Board and Chief Executive Officer (principal executive officer)